                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 4, 2004 relating to the financial statements as of March 31, 2004 and for each of the two years in the period ended March 31, 2004, which appears in the Annual Report on Form 10-KSB of US Dataworks, Inc. for the year ended March 31, 2004.





/s/ HAM, LANGSTON & BREZINA LLP

Houston, Texas
July 28, 2004